Sub-Item 77I, 77Q1(a) and 77Q1(d)

Dreyfus Investment Funds

(the "Registrant")

Dreyfus/The Boston Company Small/Mid Cap Growth Fund

(the "Fund")

At a meeting held on July 26-27, 2017, the Board of Directors of the Registrant approved the creation of Class Z shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in the Fund's Prospectus and the disclosure in the Fund's Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 195 to the Registrant's Registration Statement on Form N-1A, filed on August 31 2017, effective as of August 31, 2017 ("Amendment No. 195").

2.      The disclosure in the Supplement to the Fund's Prospectus dated August 31, 2017 filed on August 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Certificate of Amendment, incorporated by reference to Exhibit (a)(9) of Amendment No. 195.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n)(1) of Amendment  No. 195.